Exhibit 10.196.1
AMENDMENT NO. 1 TO
WARRANT AGREEMENT
     THIS AMENDMENT NO. 1 (this “Amendment”) dated as of February 28, 2006 to the WARRANT AGREEMENT (the “Agreement”) dated as of February 9, 2006 by and between The Immune Response Corporation, a Delaware corporation (the “Company”), and Spencer Trask Intellectual Capital Company, LLC (the “Warrant Holder”).
     The parties hereto, intending to be legally bound hereby, agree that the Agreement is hereby amended as follows:
     1. The first WHEREAS clause of the Agreement is hereby deleted in its entirety.
     2. The second WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:
     WHEREAS, the Company has executed a certain Security Agreement, dated as of February 9, 2006 (the “Security Agreement”), in favor of Hudson Asset Partners, LLC, a Delaware limited liability company (the “Agent”), acting in its capacity as agent for the holders of 8% senior secured convertible promissory notes (the “Convertible Notes”) to be issued by the Company pursuant to a certain Confidential Private Placement Memorandum (the “Offering”); and
     3. The third WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:
     WHEREAS, pursuant to a certain Limited Recourse Interest Agreement dated as of February 9, 2006, as amended as of February 28, 2006, by the Warrant Holder in favor of the Agent the Warrant Holder has agreed that in the event the assets of the Company subject to the Security Agreement are insufficient to satisfy the obligations of the Company to specified investors (the “Investors”) in the Offering who hold Convertible Notes up to an aggregate maximum principal amount of $6,000,000 (the “Notes”) upon an event of default under the Notes, the Warrant Holder will provide certain support for the obligations of the Company to the Investors, and the Company has agreed to issue to the Warrant Holder warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.0025 per share (the “Common Stock”), subject to the terms set forth herein.
     4. (a) The Agreement shall remain in full force and effect, subject only to the changes expressly set forth herein.
          (b) The Agreement, as modified by this Amendment, the Notes and the other agreements and documents referenced herein or in the Agreement set forth the entire agreement of the parties with respect to the subject matter thereof and supersede all previous understandings, written or oral, in respect thereof.
          (c) All references to the Agreement in any other documents or otherwise shall mean the Agreement as amended by this Amendment and from time to time hereafter in writing.
          (d) This Amendment shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws of such state.
          (e) This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SPENCER TRASK INTELLECTUAL CAPITAL COMPANY, LLC

By:

Name:
Title:

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title:

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